                                                                    EXHIBIT 11.1


                        LATTICE SEMICONDUCTOR CORPORATION

                       COMPUTATION OF NET INCOME PER SHARE
                      (In thousands, except per share data)

                                                                                 Year Ended
                                                               -----------------------------------------------
                                                            April 1, 1995       April 2, 1994       April 3, 1993
                                                            -----------------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . . . . . .$26,966             $22,490             $17,399
                                                            -------             -------             -------
                                                            -------             -------             -------

Weighted average common stock and common stock equivalents:
     Common. . . . . . . . . . . . . . . . . . . . . . . . . 18,627              18,182              17,427
     Options and warrants. . . . . . . . . . . . . . . . . .    537                 764               1,031
                                                            -------             -------             -------
                                                             19,164              18,946              18,458
                                                            -------             -------             -------
                                                            -------             -------             -------


Net income per share . . . . . . . . . . . . . . . . . . .   $ 1.41             $  1.19             $   .94
                                                             ------             -------             -------
                                                             ------             -------             -------